UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

September 5, 2013

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33338	13-2721761
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Hot Metal Street Pittsburgh, Pennsylvania	15203-2329
(Address of principal executive offices)	(Zip Code)

(412) 432-3300

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05.	Costs Associated with Exit or Disposal Activities
On September 5, 2013, the Company announced its plans to close its Warrendale, PA distribution center and transfer the operations to its new Hazelton, PA facility, as the Warrendale facility is not physically or geographically capable of supporting the Company's long-term expansion goals. The Hazelton facility is under construction and is expected to open in the second quarter of fiscal 2014. It will initially supplement our Ottawa, KS facility in fulfilling internet orders. The transition of store distribution operations from Warrendale to Hazelton is scheduled to begin in early 2015 and is anticipated to be completed by July 2015.

In connection with the decision, the Company expects to incur after-tax charges of $13 million to $15 million, which will primarily be incurred in the third quarter of fiscal 2013.  These charges are comprised of the following after-tax amounts:

  $2 million to $3 million of severance and employee related costs
  $11 million to $12 million of non-cash asset impairment charges

The pre-tax cash outflow for severance and employee related costs are estimated to be $4 million to $5 million to be paid in fiscal 2015.

ITEM 2.06.	Material Impairments
The information set forth in Item 2.05 is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC.
(Registrant)

Date: September 9, 2013	By:	/s/Scott Hurd
Scott Hurd
Vice President and Controller